Exhibit 10.37

PROMISSORY NOTE

$200,000.00	Date: July 28, 2002

This note evidences a loan made to Brian Dowd (“Employee”), and his spouse, Diane Dowd, individuals formerly residing at 1981 Boxwood Drive, Newtown, Pa. (collectively, the “Promissors”) on [Date loan transferred], where they promised to pay to the order of ACE USA, Inc., a corporation having its principal office at 500 Colonial Center Parkway, ste. 200, Roswell, Georgia 30076 (“ACE”), the principal sum of Two Hundred Thousand Dollars ($200,000.00), lawful money of the United States of America, with interest, if any, as set forth below:

1. Loan from ACE.

This Promissory Note evidences a loan in the amount of Two Hundred Thousand Dollars ($200,000.00) (the “Loan”) from ACE to the Promissors in connection with the Employee’s work transfer from Philadelphia, Pennsylvania to Atlanta, Georgia. The Promissors represent and warrant to ACE that they have used the proceeds of the Loan solely for the purpose of their acquisition of a certain new principal residence located at 2723 Thurleston Lane Duluth GA., (the “New Principal Residence”).

2. Repayment of Principal Amount.

Subject to Paragraphs 6 and 7, the Promissors shall pay the principal amount of the Loan due hereunder without interest (except as otherwise provided in Paragraph 3 and 7) in Ten equal and consecutive annual installments in the amount of Twenty Thousand Dollars ($20,000.00) (“Installment Amount”) commencing on August 1, 2003 and continuing on the first day of the twelfth month thereafter, until the principal amount thereof is fully paid (“Installment Amount Due Dates”).

3. Interest Amount and the Repayment Thereof.

The Promissors shall not pay interest on the outstanding principal amount of the Loan as long as the Employee is employed by ACE. If the Employee leaves ACE’s employ for any reason other than death or retirement, the interest rate shall increase to six percent (6%) per annum (the “Interest Rate”), compounded annually, on the unpaid balance of the Loan at the Interest Rate. Similarly, if the Promissors no longer occupy the New Principal Residence as their principal residence, interest shall become payable at the Interest Rate. Interest on the unpaid balance of the Loan at the Interest Rate shall commence to accrue as of the first day following the termination of employment, or the cessation of occupancy of the New Principal Residence by the Promissors, and shall be paid at each Installment Amount Due Date remaining until the Loan is repaid in full.

4. Certification.

The Promissors certify to ACE that the Promissors reasonably expect to be entitled to and will itemize deductions for each year that the Loan is outstanding.

5. Collateral.

As security for the Loan, the Promissors are granting to ACE a mortgage on the New Principal Residence.

6. Events of Default.

An “Event of Default” shall exist if any of the following shall have occurred for any reason whatsoever:

(a) The Promissors shall fail to make the payment of an Installment Amount under this Promissory Note within sixty (60) days following the Installment Amount Due Dates as set forth in Paragraph 2;

(b) The Promissors shall fail to make the payment of any Interest Amount due under this Promissory Note within sixty (60) days following the Installment Amount Due Dates as set forth in Paragraph 3;

(c) The Promissors shall fail to perform any other obligation or comply with any other covenant contained in this Promissory Note or any representation or warranty contained herein or in the Employee’s employment agreement with ACE, shall prove to have been false or misleading as of the time when made;

(d) The Employee shall be terminated “for cause” (as defined in the Employment Agreement) by ACE, or Employee terminates his employment with ACE voluntarily;

(e) The Promissors shall (i) be generally not paying their debts as they become due, (ii) file, or consent to the filing against them, a petition for relief under any bankruptcy or insolvency laws, (iii) make an assignment for the benefit of creditors, or (iv) consent to the appointment of assignee, custodian, trustee, sequestrator or other person or entity with similar powers over a substantial part of their property; and

(f) A court having jurisdiction over the Promissors or any of their property shall enter a decree or order for relief with respect hereof in an involuntary case under any bankruptcy or insolvency law, or shall appoint an assignee, custodian, trustee, sequestrator or other person or entity with similar powers over a substantial part of their property and such order or decree shall continue in effect for a period of sixty (60) consecutive days.

7. Interest Accruing After Due, Remedies Upon Default.

(a) ~ Interest on the unpaid principal amount of the Loan from and after the due date, shall accrue at the rate from time to time announced by Wachovia Bank, National Association as its “prime rate” plus four percent (4%), each change in such rate to take effect on the effective date of the change in such prime rate, and shall be paid together with the payment of the Principal Amount.

(b) Upon the occurrence of an Event of Default, the entire unpaid principal amount of this Promissory Note, together with interest as specified above, and all other sums due by the Promissors hereunder, at the option of ACE, shall become due and payable immediately, without notice or demand. Payment of any such sums may be enforced and recovered in whole or in part at any time by one or more of the remedies provided to ACE hereunder or under applicable law. ACE shall be entitled to recover from the Promissors all costs of collection and other expenses in connection therewith, including reasonable attorneys’ fees, whether or not efforts to collect include the institution or prosecution of an action at law, and all costs (including reasonable attorneys’ fees) incurred in participating in or monitoring on behalf of ACE any insolvency or other proceeding involving the Promissors.

8. Cumulative Remedies.

The remedies of ACE as provided herein shall be cumulative and concurrent, and may be pursued singly, successively or together against the Promissors and/or property (if any) pledged to ACE as security for this Promissory Note at the sole discretion of ACE, and such remedies shall not be exhausted by any exercise thereof but may be exercised as often as occasion therefore shall occur.

9. Waiver and Release of Errors.

The Promissors hereby waive presentment, demand, protest and notices and defense by reason of extension of time for payment or any other indulgence granted by ACE and waive and release all procedural errors, defects, and imperfections in any proceedings instituted by ACE under the terms of this Promissory Note, as well as any benefit that might accrue to the Promissors by virtue of any present or future laws exempting property (if any) covered by this Promissory Note or any other property, real or personal, or any part of the proceeds arising from any sale of such property, from attachment, levy or sale under execution or providing for any stay of execution, exemption from civil process or extension of time for payment. To the fullest extent permitted by law, the Promissors waive the right to trial by jury in connection with any dispute hereunder. The Promissors hereby consent to the jurisdiction of any court of the Commonwealth of Pennsylvania or any federal court located within the Commonwealth of Pennsylvania in any action to enforce the Promissors’ obligations under this Promissory Note. Service of process upon the Promissors may be effected by certified mail, return receipt requested at the address set forth in Paragraph 15.

10. Non-Waiver of Rights.

ACE’ shall not by any act of omission or commission be deemed to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by ACE, and then only to the extent specifically set forth therein; a waiver with respect to one event shall not be construed as continuing or as a bar to or waiver of such right or remedy relative to a subsequent event. If any provision of this Promissory Note shall be held to be overly broad or otherwise unenforceable by a court of competent jurisdiction, such provision shall be void only to the extent necessary to make it enforceable, and the remaining provisions hereof shall remain effective to their fullest extent permitted by law.

11. Maximum Liability for Interest.

Notwithstanding any provision contained herein to the contrary, the total liability of the Promissors for payment of interest pursuant hereto shall not exceed the maximum amount of such interest permitted by law to be charged, collected or received, and if any payments by the Promissors include interest in excess of such a maximum amount, ACE shall apply such excess to the reduction of the unpaid principal amount due hereunder, or if none is due, such excess shall be refunded to the Promissors. Any such application or refund shall not cure or waive any default hereunder. In determining whether or not any interest payable hereunder exceeds the highest rate permitted by law, any non-principal payment (except payments specifically stated herein to be “interest”), including, without limitation, prepayment premiums and late charges, shall be deemed, to the extent permitted by applicable law, to be an expense, fee, premium or penalty rather than interest.

11. Severability.

If any provision of this Promissory Note is held to be invalid or unenforceable by a court of competent jurisdiction, the other provisions of this Promissory Note shall remain in full force and effect and shall be liberally construed in favor of ACE in order to effect the provisions of this Promissory Note.

13. Successors and Assigns.

The obligations of the Promissors under this Promissory Note may not be assigned by the Promissors without the prior written consent of ACE. This Promissory Note shall be binding upon the Promissors and their heirs, executors and permitted assigns.

14. Choice of Law.

This Promissory Note shall be construed according to and governed by the substantive law of the Commonwealth of Pennsylvania, without regard to principles of conflicts of law.

15. Notices.

Notices sent to ACE or the Promissors hereunder shall be in writing and shall be sent by (i) United States mail, postage prepaid, by registered or certified mail, return receipt requested; or (ii) by overnight courier, at the following addresses or such other address as may be supplied by the Promissors or ACE in writing:

ACE INA HOLDINGS, INC.
Two Liberty Place
1601 Chestnut Street
Philadelphia, PA 19103
Attention: Office of General Counsel

Brian and Diane Dowd
2723 Thurleston Lane
Duluth, GA.

16. Confession of Judgment.

THE PROMISSORS HEREBY IRREVOCABLY AUTHORIZE AND EMPOWER ANY ATTORNEY OF RECORD, OF THE PROTHONOTARY OR CLERK OF ANY COURT THE COMMONWEALTH OF PENNSYLVANIA OR ELSEWHERE, TO APPEAR FOR THE PROMISSORS AT ANY TIME OR TIMES, AFTER THE OCCURRENCE OF AN EVENT OF DEFAULT, IN ANY SUCH COURT IN ANY ACTION BROUGHT AGAINST THE. PROMISSORS BY ACE WITH RESPECT TO THIS PROMISSORY NOTE, INCLUDING THE AGGREGATE AMOUNTS PAYABLE HEREUNDER WITH OR WITHOUT DECLARATION FILED, AND THEREIN TO CONFESS OR ENTER JUDGMENT AGAINST THE PROMISSORS FOR ALL SUMS PAYABLE BY THE PROMISSORS TO ACE AS EVIDENCED BY AN AFFIDAVIT SIGNED BY A DULY AUTHORIZED DESIGNEE OF PROMISSORS, PLUS REASONABLE ATTORNEYS’ FEES, WITH COSTS OF SUIT, RELEASE OF PROCEDURAL ERRORS AND WITHOUT RIGHT OF APPEAL. IF A COPY OF THIS PROMISSORY NOTE, VERIFIED BY AN AFFIDAVIT, SHALL HAVE BEEN FILED IN SUCH ACTION, IT SHALL NOT BE NECESSARY TO FILE THE ORIGINAL AS A WARRANT OF ATTORNEY. THE PROMISSORS WAIVE THE RIGHT OF ANY STAY OF EXECUTION AND THE BENEFIT OF ALL EXEMPTION LAWS NOW OR HEREAFTER EXECUTED AND THE BENEFIT OF ALL EXEMPTION LAWS NOW OR HEREAFTER IN EFFECT. NO SINGLE EXERCISE OF THE FOREGOING WARRANT AND POWER TO BRING ANY ACTION OR CONFESS JUDGMENT THEREIN SHALL BE DEEMED TO EXHAUST THE POWER, BUT THE POWER SHALL CONTINUE UNDIMINISHED AND MAY BE EXERCISED FROM TIME TO TIME AS OFTEN AS ACE SHALL ELECT UNTIL ALL AMOUNT PAYABLE TO ACE SHALL HAVE BEEN PAID IN FULL.

IN WITNESS WHEREOF, the Promissors, intending to be legally bound hereby, have executed this Promissory Note on the day and year set forth above.

PROMISSORS

Brian Dowd

Diane Dowd